UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
April 21, 2020 (April 21, 2020)
Date of Report (Date of earliest event reported)

PLAYAGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001 38357	46-3698600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5475 S. Decatur Blvd., Suite #100
Las Vegas, Nevada 89118
(Address of principal executive offices) (Zip Code)
(702) 722-6700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	AGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01  Regulation FD Disclosure

On April 21, 2020, AP Gaming I, LLC (“APG”), a subsidiary of PlayAGS, Inc. (the “Company”), announced that it is seeking to amend that certain First Lien Credit Agreement, dated as of June 6, 2017, as amended on December 6, 2017, as amended and restated on February 7, 2018, as amended and restated on October 5, 2018 and as amended on August 30, 2019, among APG, AP Gaming Holdings, LLC, the lenders party thereto and Jefferies Finance LLC, as administrative agent (the “Credit Agreement”), to, among other things, make certain modifications to the financial covenant and certain negative covenants and other provisions of the Credit Agreement. In addition, APG announced that it is seeking to raise an additional $80.0 million of new first lien debt, the proceeds of which will be used for general corporate purposes.  The amendment and financing transaction are subject to market and other conditions, and may not occur as described or at all. As of March 31, 2020, after giving effect to the previously announced borrowing of the full amount of $30.0 million under its revolving credit facility, the Company had approximately $43 million of cash and cash equivalents.

In connection with the amendment and the related transactions, APG will provide a presentation to its lenders, and certain slides from the presentation are attached to this report as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

The information in this Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements based on management’s current expectations and projections, which are intended to qualify for the safe harbor of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the public offering and other statements identified by words such as “believe,” “will,” “may,” “might,” “likely,” “expect,” “anticipates,” “intends,” “plans,” “seeks,” “estimates,” “believes,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. All forward-looking statements are based on current expectations and projections of future events. These forward-looking statements reflect the current views, models, and assumptions of the Company, and are subject to various risks and uncertainties that cannot be predicted or qualified and could cause actual results in the Company’s performance to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include, but are not limited to, the ability of the Company to maintain strategic alliances, unit placements or installations, grow revenue, garner new market share, secure new licenses in new jurisdictions, successfully develop or place proprietary product, comply with regulations, have its games approved by relevant jurisdictions, the effects of COVID-19 on the Company’s business and results of operations, and other factors set forth under “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 4, 2020. All forward-looking statements made herein are expressly qualified in their entirety by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned that all forward-looking statements speak only to the facts and circumstances present as of the date of this Current Report on Form 8-K. The Company expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01  Financial Statements and Exhibits.
(d) Exhibits.
Exhibit	Description

99.1	Certain Slides from Lender Presentation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYAGS, INC.

Date: April 21, 2020	By:	/s/ Kimo Akiona
Name: Kimo Akiona
Title: Chief Financial Officer, Chief Accounting Officer and Treasurer (Principal Financial and Accounting Officer)